Exhibit 99.1




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                           R E S E A R C H  P A R T N E R S
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                           I N T E R N A T I O N A L , I N C.






FOR IMMEDIATE RELEASE      Contact:Peter R. Kent
                                   Chief Operating Officer
                                   Research Partners
                                   International, Inc.
                                   (212) 208-6647


Research Partners International, Inc. Sells Certain Assets of Southeast Research Partners, Inc. To Ryan, Beck & Co., Inc.
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New York, New York, June 28, 1999 - Research Partners International, Inc.
(NASDAQ NMS: RPII) announced today that it has sold certain assets of Southeast Research Partners, Inc., including the Southeast Research Partners name, to Ryan, Beck & Co., Inc., a subsidiary of BankAtlantic Bancorp Inc., a thrift holding company. Southeast Research Partners, a wholly owned subsidiary of RPII, is a research and institutional brokerage boutique, located in Boca Raton and Palm Beach, Florida, Boston, Massachusetts and New York City.

Receiving $1,915,000 in consideration, through a combination of $875,000 of cash and the return of approximately $1,040,000 of RPII preferred stock, Research Partners International will continue to have access to Southeast Research Partners' research product for use by its retail force and over the Internet. "The sale of Southeast Research Partners represents a continuation of our efforts to refocus our business and enhance our profitability," said David Nussbaum, Chairman and CEO of Research Partners International. "We will continue to have access to Southeast's superior research product, without the ongoing fixed cost structure related to an institutional research department," continued Nussbaum.

The Company, through its remaining three primary operating subsidiaries, GKN Securities Corp., Shochet Securities, Inc. and Research Partners International AG (Switzerland) is primarily engaged in investment banking, securities brokerage and securities trading, with an emphasis on small- and mid-capitalization companies. Headquartered in New York City, the Company maintains operations in New York, Connecticut, Florida and Zurich, Switzerland.


This press release contains forward-looking statements by the Company that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's periodic filings with the SEC and its Registration Statement on Form S-1, as amended.



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